Exhibit 99.6

Indicative Term Sheet

This indicative term sheet summarizes the principal terms of the proposed Convertible Preferred financing (the “Investment”) of Integrated Rail and Resources (“IRRX” or the “Company”). This term sheet is a legally binding agreement to use good faith efforts to negotiate definitive agreements consistent with the terms set forth herein, but subject in all respects to the satisfaction of the CPs set forth herein, and a subsequent binding definitive agreement will arise upon the execution by the applicable parties of mutually acceptable agreements. It is intended for illustrative purposes in advancing discussions for an investment through a Creto Capital Management managed entity. All numbers and terms in brackets (“[ ]”) are subject to change pending confirmation. Other legal rights or provisions may be implemented upon review by legal counsel and expected to be in line with market terms.

I.	Summary of Proposed Investment

Term / Topic	Detail
Issuer:	Uinta Infrastructure Group Corp (“UIGC”) and subsequently Integrated Rail and Resources (“IRRX”), a publicly traded company.
Type of Security:	Convertible Preferred Stock (the “Preferred Stock”).
Investors:	Creto IRRX PIPE Investment, LLC (“Creto” or “Investor”), investors of which may include affiliates of Andina Advisors.
Total Investment:	At least $5,000,000, but potentially up to $8,000,000 (the “Financing Amount”) from Creto.
Purchase Price:	$100 per share of Preferred Stock.
Investment & Transaction Detail:

Investors will commit to the Investment on terms substantially consistent with those outlined herein in connection with the de-SPAC cashless close (the “Acquisition Transaction”).

IRRX will use proceeds from the Investment to enable it to continue operations as it uses reasonable best efforts to raise a sufficient amount of debt and equity financing through the approval for listing and the commencement of trading of the Company’s Common Stock on the Nasdaq Stock Market or the New York Stock Exchange (including NYSE American or one of its affiliates), together with the effectiveness of a resale registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Uplist”) to execute the business plan (the “IPO”). The “Minimum Equity” requirement at the Uplist will ultimately be determined by the foregoing debt provider.

SPAC Debt:	On or around the time of the closing of the Acquisition Transaction, the [$8.4 million] in SPAC debt of the Company will be exchanged for “Redeemable Preferred Equity” shares of the Company, which such Redeemable Preferred Equity shall not be entitled to dividends; provided that from and after the Uplist, and so long as (i) the Company is in material compliance with all covenants and there exists no Event of Default, and (ii) the Convertible Preferred remains outstanding and the Company is in compliance with all dividend, redemption and other payment provisions with respect to the Convertible Preferred, the Redeemable Preferred Equity may accrue dividends, paid-in-kind, at a rate of 12% per annum. Specifics are below. For the avoidance of doubt, it will be the Company’s priority to re-pay any SPAC debt before redeeming any Preferred Stock.

Anti-Dilution & Make Whole Provision:	An anti-dilution and make-whole provision will be provided for the entire Financing Amount, as further set forth below.
Capitalization:	As of immediately after the consummation of the Investment, the Company will be capitalized as follows:
	●	$12 million of unsecured debt held by the seller in the Acquisition Transaction (the “Seller”).
	●	The Preferred Stock, which will be the most senior class of equity until the consummation of the IPO, at which time it will be junior to the Redeemable Preferred Equity, but otherwise the most senior class of equity.
	●	Redeemable Preferred Equity, which will be senior to the Common Stock but junior to the Preferred Stock until such time as the consummation of the IPO, at which time the Redeemable Preferred Equity shall become the most senior class of equity of the Company.
	●	Common Stock, having a post-money value of $11.9 million, $8 million of which will be held by the Seller in the Acquisition Transaction, and $3.9 million of which will be held by BHI upon conversion of its promissory note into such Common Stock.
	●	Sponsor Shares, which shall represent approximately 34% of the fully diluted capital stock of the Company (reflects a fully-converted Preferred Stock and a $52.75 million equity issuance to Uplist ).
Sponsor Share Vesting Schedule:	The Sponsor Shares will vest as certain milestones in the Company’s business plan are reached. Specifics of the vesting schedule are below.
Timeline:	The Investors will use commercially reasonable efforts to fund the Investment on or before the later of 12/31/2025 or within 5 business days of the satisfaction of all of the following conditions precedent (the “CPs”):
	●	The Acquisition Transaction must be consummated on substantially the terms represented to the Investor as of the date hereof;
	●	The Department of Commerce of the Utah Division of Securities must have confirmed that the no-action relief previously granted to Creto will continue to apply notwithstanding the change in structure of the Acquisition Transaction and the underlying investment Creto will make in the Company (the “No-Action Confirmation”);
	●	Receipt and agreement to definitive documentation relating to the Investment, including a stock purchase agreement containing customary representations, warranties, covenants and indemnities; and
	●	Receipt and satisfaction of any required customary consents and other customary conditions, including receipt of the Company’s shareholders’ approval and the filing and mailing of any information statement as may be required.
Expenses:	The Company will reimburse the Investors for their reasonable out-of-pocket fees and expenses incurred in connection with the Investments, including the fees and expenses of attorneys, accountants and consultants, in an amount not to exceed $50,000.

II.	Terms of Convertible Preferred Stock

100% of the Investment is awarded Convertible Preferred Stock

A.	Economic Rights

1.	Liquidation Preference: The greater of (a) $100.00 per share of Preferred Stock, plus any increase in the stated value as a result of payments of dividends in kind, plus accrued and unpaid dividends (the “Preference Amount”), and (b) the amount a holder thereof would be entitled to receive if the Preferred Stock were converted into Common Stock as of such time.

2.	Dividends: The Preferred Stock will earn an interest rate of 12% per annum of the stated value, payable quarterly in arrears, in cash, in kind (by accreting to and increasing the stated value of the Preferred Stock) or combination thereof at the issuer’s option. In the event the preferred debt provider (MUFG) is not chosen, or their rate (SOFR + 300-325 bps) materially changes, the Company and Investors will in good faith agree on a higher interest to properly compensate the Preferred Stock for its subordinated position behind the first lien debt.

3.	Initial Conversion Price: $10

i.	Investor Conversion: The Investors shall have the right at any time, at their option, to convert any or all of its shares of Preferred Stock at a rate equal to the quotient of the Liquidation Preference, divided by the Initial Conversion Price (the “Conversion Price”), which may be adjusted pursuant to the anti-dilution provisions described below.

ii.	Company Conversion: The Company shall have the right to convert any or all of the shares of Preferred Stock upon the earlier of: (a) after the second anniversary of the issue date the Company’s common stock price trades at $15 per share or higher for any 20 of 30 consecutive trading days at the Conversion Price plus the then present value (discounted at a rate equal to the applicable treasury rate) of the dividends that would have otherwise accrued through the third anniversary of the Issuance Date, or (b) at any time after the fifth anniversary of the issue date, at the Conversion Price.

4.	Maturity: If (x) a change of control occurs at any time, or (y) at any time after 7 years from the issue date if the Company is not then listed on the Nasdaq Stock Market or the New York Stock Exchange, in each case the Investors shall have the right, at their option, to require the Company to redeem any or all of the then-outstanding shares of Preferred Stock for cash consideration equal to the greater of the Preference Amount or the fair market value of the Preferred Stock if it were converted into Common Stock as of such time, as determined by an independent, third party valuation firm.

5.	Conversion Rate Adjustments: The Conversion Price will be subject to proportional adjustment for any stock split, cash or stock dividend, merger, recapitalization or similar event. In the event that the Company issues additional equity securities at a purchase price less than the Preferred Stock conversion price in effect at such time, such conversion price shall be adjusted on a broad-based weighted average basis, subject to customary carve-outs.

B.	Voting Rights

1.	General: On all matters, the holders of Preferred Stock shall vote on an as-converted basis, together with the holders of Common Stock as a single class.

2.	Observer: The Investors will have the right to nominate one non-voting board observer until the earlier of: (a) the Company satisfies the Base Capacity Condition, or (b) the Investor’s Preferred Stock is converted for any reason.

3.	Consent Rights: During the period in which any shares of Preferred Stock remain outstanding, the consent of the holders of a majority of the Preferred Stock shall be required to:

i.	alter or change the rights, preferences or privileges of the Preferred Stock;

ii.	increase or decrease the authorized number of shares of Preferred Stock;

iii.	issue any additional shares of Preferred Stock or any other security senior in right of preference to the Preferred Stock;

iv.	create (by reclassification or otherwise, except with respect to the Redeemable Preferred Equity) any new class or series of shares having rights, preferences or privileges senior to or on parity with the Preferred Stock;

v.	amend the Company’s certificate of incorporation, any certificate of designations, stockholders’ agreements or bylaws in a manner that adversely affects the Preferred Stock;

vi.	enter into a material transaction with an affiliate;

vii.	enter into any agreement that restricts the payment of any dividend on, or the redemption or repurchase of, Preferred Stock;

viii.	provide for the payment of any dividend on, or the redemption or repurchase of any junior equity security; or

ix.	enter into any indebtedness other than the indebtedness required to consummate the Uplist on a first lien basis and finance the expansion of the business operations on a first or second lien basis.

Notwithstanding the foregoing, the consent rights set forth in clauses (i-ix) shall automatically terminate when the aggregate Stated Value of Preferred Stock outstanding is less than $1,000,000.

C.	Registration Rights

1.	General: Investors will receive (i) customary transferable shelf registration rights pertaining to the Preferred Stock and any shares of Company common stock issued upon the conversion thereof and (ii) customary piggyback and demand rights in respect of any Company common stock issued upon the conversion of any Preferred Stock. The Company will use its reasonable best efforts to make the Preferred Stock and Company common stock issuable upon conversion of the Preferred Stock eligible for resale under Rule 144 of the Securities Act. In exercising its registration rights, the Investors may specify any plan of distribution. All reasonable expenses of such registrations, including the fees and expenses of one counsel on behalf of the Investors, will be borne by the Company.

D.	Information Rights

1.	General: The Company will furnish customary public company information (including quarterly financial) to the Investors; provided that in the event the Company is not subject to public company reporting obligations, the Company will still furnish such information to the Investors as the Company would be required to provide if the Company were subject to such obligations.

E.	Default Remedies

1.	General: The Investors will be entitled to customary default remedies for transactions of this nature.

F.	Uses of Financing Amount

1.	The Financing Amount may not be used to pay the Seller prior to a successful IPO.

2.	Issuer to use Financing Amount to fund interim operations of the Company, pursuant to the attached operating budget (other than in respect of accrued and future payments to BHI, and deposits for long lead items (the “Specified Budget Items”)) mutually agreed upon by the issuer and Creto; provided that the Specified Budget Items shall be agreed upon by the Issuer and Creto at the earlier of: (a) December 19, 2025, or (b) the time of the closing of the Investment.

III.	Sponsor/Founder Share Vesting Terms

A.	Hurdle One: 25% of Sponsor/Founder Shares vest once plant has processed 16,170 barrels per day (“bpd”) (“Base Capacity Condition”) for three consecutive months.

B.	Hurdle Two: The remaining 75% of Sponsor/Founder Shares vest once plant has processed 49,000 bpd for three consecutive months.

C.	Share price hurdle: If, prior to commencing operation to meet Hurdle One above, the Company’s common stock price trades at $18 or higher for any 20 of 30 consecutive trading days, the Sponsor/Founder shares reserved in Hurdle One shall immediately be vested (and will be subject to all appropriate trading restrictions, etc).

For the avoidance of doubt, the percentages in clauses (A), (B) and (C) apply to an aggregate of 4.1 million Sponsor/Founder Shares (and not 5.75 million Sponsor/Founder Shares).

IV.	SPAC Debt

A.	If the IPO equity raise is insufficient to execute the business plan, pay off the Seller’s promissory note, and pay off the Redeemable Preferred Equity, the Redeemable Preferred Equity will maintain its seniority and will earn a dividend, paid-in-kind, at a rate of 12% until paid in full, subject to the Anti-Dilution/Make-Whole Provision below.

V.	Anti-Dilution/Make-Whole Provision

In the event the IPO fails to raise the Minimum Equity within 3 months after closing of the Investment, 100% of the Financing Amount will be given anti-dilution treatment if a private deal (or any other structure not currently contemplated) is negotiated and closes (i.e. an amount of ownership equal to the aggregate Preference Amount is given to the Investors in the new business) or the entire aggregate Preference Amount is 100% repaid (including accrued and unpaid dividends) before any other shareholders receive consideration, including the [$8.4 million] worth of Redeemable Preferred Equity related to the SPAC debt.

VI.	Other/Miscellaneous

A.	Most Favored Nation on market terms for future investments.

B.	Preemptive Rights and rights of first refusal for future equity raises on a pro-rata, as-converted basis.

IN WITNESS WHEREOF, the undersigned have executed this Term Sheet as of December 16, 2025.

CRETO IRRX PIPE INVESTMENT, LLC

By:	Creto Capital Management, LLC
Its:	Manager

By:	/s/ Zane Beadles
Name:	Zane Beadles
Title:	Authorized Signatory

UINTA INFRASTRUCTURE GROUP CORP.

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Chairman & CEO

ANNEX A

Operating Budget

IRRX

Pre-uplist sources/uses

		Nov	Dec	Jan	Feb	Mar
Sources:

Trust Account	395,746
PIPE investment (estimated)	5,000,000

Total Sources	5,395,746

Less: funding outstanding A/P

Edgar Agents	111,435		111,435
Equiniti	71,897		71,897
DFIN	40,053		40,053
Stout (fairness opinion)	29,041		29,041
Laurel Hill (proxy solicitation)	20,500		20,500
Jorge Rangel (TYR litigation local counsel)	22,575		22,575
Calabrese (acctg)	2,000		2,000

Total Outstanding A/P	297,501		297,501

Go Forward Uses:

D&O Insurance	120,000	24,000	24,000	24,000	24,000	24,000
Hylant broker fees	30,000		15,000			15,000
Calabrese acctg	22,500		15,000			7,500
HL&B acctg	45,000		30,000			15,000
Interim COO (incl travel)	160,000		115,000	15,000	15,000	15,000
Becht	200,000		50,000	50,000	50,000	50,000
Management team (1)	1,610,000		1,302,500	102,500	102,500	102,500
Taxes / benefits on Mgmt team (20%)	322,000		260,500	20,500	20,500	20,500
Travel	30,000		7,500	7,500	7,500	7,500
General Business Insurance	20,000		5,000	5,000	5,000	5,000
HR/IT outsourcing	16,000		4,000	4,000	4,000	4,000
Opportune (financial reporting)	120,000		30,000	30,000	30,000	30,000
Bank Debt Due Diligence	275,000		240,000	35,000
Misc	80,000		20,000	20,000	20,000	20,000

Known Uses	3,050,500	24,000	2,118,500	313,500	278,500	316,000

Net Surplus / (Deficit) Pre BHI & Long Lead	2,047,745

Estimated Construction Related Costs: (2)

BHI Accrued	765,129		765,129
BHI Go Forward	1,000,000		250,000	250,000	250,000	250,000
Deposits for long lead-time items	1,250,000		1,250,000	-	-	-

Estimated Construction Uses (3)	3,015,129		2,265,129	250,000	250,000	250,000

Total Uses	6,363,130	24,000	4,383,629	563,500	528,500	566,000

(1)	Includes $1.2m In In back pay and employee compensation payable at closing

(2)	to be confirmed by BHI by Dec. 15

(3)	BHI to determine % of payment to thelr accrued, go forward, and long lead If Insufficlent funds ralsed in PIPE to cover full costs